HEADS OF AGREEMENT
                     Premier Information Systems Pty Limited
                          Trade Wind Marketing Pty Ltd
                     (on behalf of Flexifax Global Services)


PARTIES: Premiere Information Systems Pty Limited A.C.N. 001 722 292 (formerly Xpedite International) ("PremInfo") and Trade Wind Group Pty Ltd (A.C.N. 052 100 455 ) ("TWM") and its subsidiaries, including Flexifax Global Services

BACKGROUND

A. This Heads of Agreement represents the agreed understanding between the parties concerning a new Strategic Partnership in respect of the products and services herein described.

B. TWM, through its Flexifax Global Services activity teas built up a fax and email broadcast business and delivers its traffic over a global network. This network incorporates remote nodes in a number of major cities around the world.

C. Premlnfo has built a global network, also with nodes located around the world, to deliver its services which include fax broadcast, fax merge email broadcast and many other products and services.

PURPOSE AND SCOPE

The Parties wish to enter into a Strategic Partnership whereby the two operations are integrated to the extent that the TWM traffic is delivered over the PremInfo global network thus providing gains in efficiency and economies of scale to the benefit of both parties.

The integration of the operations will enable each party to offer the other its range of products & services on an agreed wholesale basis. This will allow the parties to concentrate on, and grow; their core businesses. These products and services will cover fax broadcast, computer to fax, fax merge, email broadcast, voicemail, teleconferencing and any other service that may be available from the parties and of use to customers of the parties



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Heads of Agreement                                              Premlnfo and TWM

INTENTIONS

A. As part of this Strategic Partnership a Wholesale Agreement will be entered into by the parties for delivery of traffic over the PremInfo global network with PremInfo being the global network provider for all fax services and the preferred supplier for other enhanced messaging services to TWM.

B. Each party will, wherever practical, make access available to the others clients special saleable features. These features will be offered on a wholesale basis between the parties with billing being presented by the party holding that client account.

C. It is the intention under this Strategic Partnership that applications and TWM specialist services will be developed. For instance, TWM intents to build up a Media and Database activity which it will make available as a service to' PremInfo clients.

D. It is expressly agreed that TWM can be free to further develop and add integrated features to its own front end technology. This will be to incorporate additional or separate services in co operation with other 'channel partnering' arrangements it may have.

E. TWM has a Voice and Data activity dealing in call centres and such like. It is the intention under this agreement to make TWM and PremInfo products and services available to TWG call centre customers.

GENERAL

Customer Migration

That TWM will migrate all its current traffic over to the PremInfo network. This will be achieved by TWM giving to PremInfo the communication protocols its front end or Gateway currently uses to transfer traffic via the Tandem. PremInfo will then prepare a software application that will convert the information into the PremInfo format suitable for traffic distribution via its own network. The conversion will take into account customer specific defaults such as 'fine' mode etc. These conversions will also cover requests for 'statue' reports from clients and will facilitate an audit trail from TWM to PremInfo. Full details of the customer migration will be Prepared and agreed to by both parties in the form of a migration plan.

TWM will have the option of using its own or existing technology, specifically via the `Flexifax Gateway', or using the PremInfo client interface to deliver traffic to PremInfo. PremInfo will work with TWM to provide the PremInfo interface with the TWM 'look and feel' after discussions and agreement with TWM. PremInfo will

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Heads of Agreement                                              Premlnfo and TWM

provide the necessary software tools and resources to enable TWM to do this in future.

Billing

The existing clients of PremInfo and TWM and any new clients as notified to PremInfo will halve billing data sent to them by TWM Premlnfo will deliver call details to TWM in an agreed soft formatas detailed in the Wholesale Agreement. TWM will be responsible for invoicing and for bill collection for its registered clients.

PremInfo to provide daily traffic statistics to TWM.

TWM will pay PremInfo the cost of delivery within invoice. Research & Development 60 days of the date of the invoice.

Research and Development

Subject to further definitive discussions it is also agreed that the Strategic Partnership agreement will give TWM access to PremInfo local R&D at agreed rates per hour. Similarly TWM will give PremInfo access to R&D time at agreed rates per hoar. In this way product development and enhancements can be implemented for the benefit of both parties. To this end PremInfo and TWM agree to make available the necessary software tools and resources to enable the other to `badge' the products.

Tariffs.

1. Traffic Originating in Australia
1.1 Delivery within Australia
The initial agreed tariffs are based on TWM's termination mix and volume provided to PremInfo by TWM.

For total minutes/month of 1,300,000 - average domestic price A$0.155 For total minutes/month of 1,300,001 or more- average domestic price A$0.152

1.2 For international traffic - as per wholesale price list to be agreed


2. Traffic Originating outside Australia

2.1 New Zealand and Singapore. PremInfo to provide wholesale rates through Premiere Technologies Inc's. operating companies in these areas - to be agreed

2.2 Existing TWM traffic originating from London, Switzerland and Vancouver. PremInfo to coordinate wholesale rates thorough Premlnfo operating companies in these areas or sale of the current minutes as soon as possible.

Territories
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Heads of Agreement                                             Premlnfo and TWM


This  agreement  covets  originated  traffic from  customers in  Australia,  New
Zealand.

Under this Strategic Partnership, TWM may start up a similar activity in any other country and establish local access to that countries local node and receive the appropriate wholesale tariffs for that country. The levels and arrangement will be determined by each country's arrangement. This agreement also provides for access to each party's products and services internationally at wholesale rates to be agreed from time to time and location to location.

TWM currently has originated traffic from Vancouver, London and Switzerland. The parties agree to determine how this traffic is going to be handled.

Staffing

As a result of this Strategic Partnership there will be some staff rationalisation in TWM PremInfo agrees to help find TWM staff made redundant alternative employment where possible with PremInfo or with organisations they have close relationships with.

Timing and implementation

The parties agree that the migration process must be completed quickly to minimise the time that the two networks are operating in parallel but with reduced traffic for TWM The parties agree that an implementation plan must be established and put in place within four days of signing TWM his Heads of Agreement The Parties agree to use their best endeavours to migration all customers within four weeks of finalising the wholesale agreement.

Approval

This Strategic Partnership agreement is subject to board approvals by Trade Wind Group Pty Ltd. Flexemessaging.com, Inc. and Trade Wind Communications Limited.


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